FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of January 31, 1997 by and among Mothers Work, Inc., a Delaware corporation ("MWI") on its own behalf and as successor, by merger, to Motherhood Maternity Shops, Inc., a Delaware corporation ("Motherhood"), Cave Springs, Inc., a Delaware corporation ("Cave"), The Page Boy Company, Inc., a Delaware corporation ("Page Boy") and Mothers Work (R.E.), Inc., a Pennsylvania corporation ("MW-RE") (each, a "Borrower", and collectively, jointly and severally, the "Borrowers"), and CoreStates Bank, N.A., successor to Meridian Bank ("Bank").

BACKGROUND

         The Borrowers and the Bank are parties to a Credit Agreement dated as of August 1, 1995, as first amended September 1, 1995, as second amended January 25, 1996, as third amended May 31, 1996, and as fourth amended September 30, 1996 (the "Credit Agreement") pursuant to which the Bank established, in favor of the Borrowers, a credit facility in an aggregate principal amount of $24,094,684.93, subject to the terms and conditions set forth therein. Borrowers have requested the Bank to modify certain of the financial covenants set forth in the Credit Agreement, which the Bank is willing to do, all on the terms and conditions set forth herein. Capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.

AGREEMENTS

         The parties hereto, intending to be legally bound, hereby agree:

                  1. Section 1.01 of the Credit Agreement shall be modified by adding the following defined terms:

                  "Capital Expenditures" shall mean, with respect to any person for any period, all amounts paid or accrued during such period in respect of the cost of any fixed asset or improvement, or any replacement, substitution or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items, and including the cash component of any Capitalized Lease Obligation, Indebtedness secured by Liens permitted under Section 7.01 hereof, relocation costs incurred in moving Borrower's plant, factory or offices, or costs incurred in store closings, but excluding any costs directly related to the Episode Transaction and excluding any one-time costs associated with the Borrowers' relocation to its new offices in fiscal year 1996.

                  "Current Portion of Long-Term Debt" shall mean, with respect to any person for any period, the aggregate of regularly scheduled principal payments on all long-term Indebtedness (including, without limitation, Subordinated Indebtedness) payable by such person within the ensuing twelve month period on a Consolidated basis in accordance with GAAP.

                  2. Section 7.07 of the Credit Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:

                  "SECTION 7.07. Total Senior Funded Debt to Operating Cash Flow Ratio. Permit, at any time, the ratio of (x) Total Senior Funded Debt of MWI and its Subsidiaries on a Consolidated basis, to (y) Operating Cash Flow of MWI and its Subsidiaries on a Consolidated basis for the four most recent consecutive fiscal quarters ending on or immediately preceding such date of determination to be greater than the respective amounts set forth below for the periods indicated:

                           Period                             Ratio
                           ------                              -----

                  During the Fiscal Quarter
                    ending Dec. 31, 1996                     4.35:1.00

                  During the Fiscal Quarter
                    ending March 31, 1997                    4.35:1.00

                  During the Fiscal Quarter
                    ending June 30, 1997                     4.20:1.00

                  During the Fiscal Quarter
                    ending Sept. 30, 1997                    4.00:1.00

                  During the  Fiscal Quarter
                    ending Dec. 31, 1997,
                    and thereafter;                          4.00:1.00

provided, however, that for purposes of these calculations, any charges incurred in fiscal year 1996 resulting from the application of FASB 121 (Accounting for the Impairment of Long-Lived Assets, and Long-Lived Assets to be Disposed Of) shall not be included for purposes of determining Net Income.

                  3. Section 7.08 of the Credit Agreement shall be amended by deleting the language found therein in its entirety, and by substituting therefor the following:



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

                  SECTION 7.08. Ratio of Operating Cash Flow to Interest Expense, Current Portion of Long-Term Debt and Capital Expenditures. Permit, at any time, the ratio of Operating Cash Flow of MWI and its Subsidiaries on a Consolidated basis for the four most recent consecutive fiscal quarters ending on or immediately preceding such date of determination to the aggregate of (x) the Interest Expense plus (y) the Capital Expenditures incurred during the same four most recent fiscal quarters, plus (z) the Current Portion of Long-Term Debt, calculated as of the date of such determination, to be less than the respective amounts set forth below for the periods indicated:

                           Period                        Ratio
                           ------                        -----

                  During the Fiscal Quarter
                    ending Dec. 31, 1996               1.00:1.00

                  During the Fiscal Quarter
                    ending March 31, 1997              1.05:1.00

                  During the Fiscal Quarter
                    ending June 30, 1997               1.15:1.00

                  During the Fiscal Quarter
                    ending Sept. 30, 1997              1.40:1.00

                  During the  Fiscal Quarter
                    ending Dec. 31, 1997,
                    and thereafter;                    1.50:1.00

provided, however, that for purposes of these calculations, any charges incurred in fiscal year 1996 resulting from the application of FASB 121 (Accounting for the Impairment of Long-Lived Assets, and Long-Lived Assets to be Disposed Of) shall not be included for purposes of determining Net Income.

                  4. As a condition to the execution and delivery of this Fifth Amendment to Credit Agreement, the Borrowers shall deliver to the Bank, in form and content satisfactory to the Bank and its counsel, the following documents, instruments or payments:

                     (a) A certified copy of resolutions adopted by the Board of Directors of each of the Borrowers authorizing the execution, delivery and performance of this Fifth Amendment, and all of the documents and instruments required by the Bank for the implementation of this Agreement;

                     (b) The favorable written opinion of Pepper, Hamilton & Scheetz, counsel to the Borrowers, substantially in



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

the form of Exhibit "A" hereto, dated the date of this Fifth Amendment, addressed to the Bank and satisfactory to it; and

                     (c) An amendment fee in the amount of $2,500.

                  5. The Borrowers hereby:

                     (a) acknowledge and agree that all of their representations, warranties and covenants contained in the Credit Agreement and/or in the Loan Documents, as amended hereby, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except as set forth on Schedule 5(a) attached to this Fifth Amendment; provided, however, that with respect to the dates set forth in certain representations, such dates shall be updated as follows:

                           (i) in Section 4.05, the referenced date shall be
September 30, 1996;

                          (ii) in Section 4.07(a), the referenced date for
consolidated balance sheet shall be September 30, 1996;

                         (iii) in Section 4.07(b), the referenced date shall be
1997; and

                          (iv) in Section 4.07(c), the referenced 1995 Fiscal
Year and 1996 Fiscal Year shall be changed to 1996 Fiscal Year and 1997 Fiscal Year, respectively.

                     (b) acknowledge and agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement or the Loan Documents or the Obligations, or the enforcement of any of the terms of the Credit Agreement or the Loan Documents, as amended hereby; and

                     (c) represent and warrant that no Event of Default, as defined in the Credit Agreement, exists or will exist upon the delivery of notice, passage of time or both.

                  6. The Borrowers will pay all of Bank's out-of-pocket costs and expenses incurred in connection with the review, preparation, negotiation, documentation and closing of this Fifth Amendment and the consummation of the transactions contemplated herein, including, without limitation, fees, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents and searches, appraisal costs, whether or not the transactions contemplated hereunder are consummated.

                  7. All other terms and conditions of the Credit Agreement and of the Loan Documents, not inconsistent with the




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

terms hereof, shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers.

         IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Fifth Amendment to Credit Agreement to be executed by their respective authorized officers as of the day and year first above written.

                                        MOTHERS WORK, INC.

                                        By: /s/ Thomas Frank
                                            -----------------------
                                            Name:   Thomas Frank
                                            Title:  Vice President

                                        CAVE SPRINGS, INC.

                                        By: /s/ Thomas Frank
                                            -----------------------
                                            Name:   Thomas Frank
                                            Title:  Vice President

                                        THE PAGE BOY COMPANY, INC.

                                        By: /s/ Thomas Frank
                                            -----------------------
                                            Name:   Thomas Frank
                                            Title:  Vice President

                                        MOTHERS WORK (R.E.), INC.

                                        By: /s/ Thomas Frank
                                            -----------------------
                                            Name:   Thomas Frank
                                            Title:  Vice President

                                        CORESTATES BANK, N.A.

                                        By: /s/ Randal D. Southern
                                            -----------------------
                                            Name:   Randal D. Southern
                                            Title:  Vice President




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


                           QUALIFICATIONS, EXCEPTIONS
                               TO REPRESENTATIONS

                                      NONE




















                                  SCHEDULE 6(a)


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